UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2007

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2007, Altus Pharmaceuticals Inc. ("Altus") entered into two ten year leases with 610 Lincoln LLC and 275 Wyman LLC for new laboratory and office facilities at the Hobbs Brook Office Park located at 610 Lincoln Street North and 333 Wyman Street, respectively, in Waltham, MA. The lease terms commence upon the completion of facility construction and improvements by each landlord, and the commencement date is estimated to be April 1, 2008. The initial annual fixed rent for the approximately 83,400 square feet of office space at 333 Wyman Street will be $2,460,447.50 or $29.50 per square foot and for the approximately 63,880 square feet of laboratory and office space at 610 Lincoln Street North will be $2,171,920 or $34.00 per square foot. The landlords have agreed to provide improvement and space planning allowances of approximately $3,051,700.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the leases for 610 Lincoln Street North and 333 Wyman Street described above, on October 29, 2007, Altus notified Rizika Realty Trust, the landlord under Altus’ lease for 125 Sidney Street, Cambridge, Massachusetts (the "Sidney Street Lease"), that Altus is terminating the Sidney Street Lease effective November 30, 2008 and also notified Fort Washington Associates L.L.C. the landlord under Altus’ lease for 625 Putnam Street, Cambridge, Massachusetts (the "Putnam Street Lease"), that Altus is terminating the Putnam Street Lease effective October 29, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2007, Altus announced that Alexey L. Margolin, Ph.D. will retire at the end of 2007 from his position as Senior Vice President, Research and Pre-Clinical Development and Chief Scientific Officer. In connection with his retirement, Dr. Margolin and Altus entered into a Consulting Agreement (the "Consulting Agreement") pursuant to which Dr. Margolin has agreed to provide up to six months of consulting services commencing on January 1, 2008. Either party may terminate the Consulting Agreement by providing thirty days’ written notice to the other party.

The Consulting Agreement provides that Dr. Margolin will receive $8,333.33 per month plus a six month completion bonus of $50,000. In addition, Altus agrees to pay the continuation costs of Dr. Margolin's family health and dental insurance coverage under COBRA for such six (6) month period, which is estimated to be approximately $5700 for the six (6) month period.

Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

October 29, 2007	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Lease dated October 29, 2007 for 610 Lincoln Street, Waltham, Massachusetts between 610 Lincoln LLC and Altus Pharmaceuticals Inc.
10.2	Lease dated October 29, 2007 for 333 Wyman Street, Waltham, Massachusetts between 275 Wyman LLC and Altus Pharmaceuticals Inc.
10.3	Consulting Agreement dated as of October 26, 2007 between Alexey L. Margolin and Altus Pharmaceuticals Inc.
99.1	Press Release dated October 29, 2007